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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


        Date of Report (date of earliest event reported): April 10, 1995


                              EASTERN ENTERPRISES
             (Exact name of registrant as specified in its charter)


    Massachusetts               1-2297                 04-1270730
(State of organization)    (Commission File           (IRS Employer
                               Number)            Identification No.)


                 9 Riverside Road, Weston, Massachusetts 02193
               (Address of principal executive offices)(zip code)


       Registrant's telephone number, including area code: (617)647-2300


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Item 2. Acquisition or Disposition of Assets

On April 10, 1995, Water Products Group Incorporated ("WPGI"), a wholly-owned subsidiary of Eastern Enterprises ("Eastern"), sold all of the issued and outstanding capital stock of WaterPro Supplies Corporation ("WaterPro") to WP Acquisition Corp., a wholly-owned subsidiary of Edmundson International, Inc. ("Edmundson") and an indirect wholly-owned subsidiary of Consolidated Electrical Distributors, Inc. ("CED"), for a cash purchase price of $52,130,000. WaterPro is engaged in the business of distributing components for the repair, improvement and expansion of municipal water supply and wastewater collection systems. Such sale was pursuant to a Stock Purchase Agreement dated March 2, 1995 (the "Agreement") among Eastern, WPGI, CED and Edmundson. The Agreement provides that the purchase price is subject to post-closing adjustments, including an adjustment based on changes in the tangible net worth of WaterPro occurring between December 31, 1994 and April 7, 1995.


Item 7. Financial Statements and Exhibits.


(c) Exhibits.

Exhibit 2.1 Stock Purchase Agreement dated March 2, 1995, among Eastern, WPGI, CED and Edmundson.


                                       SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EASTERN ENTERPRISES


Date:April 20, 1995                         By:/S/L. William Law, Jr.
     --------------                            ----------------------
                                              L. William Law, Jr., Senior
                                                Vice President, General
                                                Counsel and Secretary


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                                  Exhibit 2.1


                            STOCK PURCHASE AGREEMENT



STOCK PURCHASE AGREEMENT made as of March 2, 1995 (the "Agreement") by and between Eastern Enterprises, a Massachusetts business trust ("Eastern") and Water Products Group Incorporated, a Massachusetts corporation ("WPGI") (each a "Seller" and collectively the "Sellers"); and Edmundson International, Inc., a California corporation ("Edmundson") and Consolidated Electrical Distributors, Inc., a Delaware corporation ("CED")(each a "Buyer" and collectively the "Buyers").

                                  WITNESSETH:

WHEREAS, the Sellers own all of the outstanding shares of capital stock of WaterPro Supplies Corporation, a Massachusetts corporation ("WaterPro"); and

WHEREAS, the Sellers desire to sell to the Buyers and the Buyers desire to purchase all of the outstanding capital stock of WaterPro, upon the terms and subject to the conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises, provisions and respective covenants, representations and warranties herein contained, the parties hereby agree as follows:


1.       Purchase and Sale of Stock.


         1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions contained in this Agreement, the Sellers agree to sell, assign, transfer and deliver to the Buyers, and the Buyers agree to purchase from the Sellers, at the Closing (as defined in Section 2), 100 shares of Common Stock, par value $.01 per share, of WaterPro, being all of the issued and outstanding shares of capital stock of WaterPro (the "Purchased Shares").


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         1.2 Transfer and Delivery of Shares. Upon the terms and subject to the conditions contained in this Agreement, the Sellers will at the Closing deliver to the Buyers certificates representing the Purchased Shares together with duly executed stock transfer powers, in form sufficient to effect the transfer thereof to the Buyers, to either of them, or to any wholly-owned subsidiary of either of them, as they shall direct.
         1.3 Purchase Price. Upon the terms and subject to the conditions contained herein, the Buyers shall pay to the Sellers at the Closing a purchase price for the Purchased Shares (the "Purchase Price") of Fifty-Two Million, One Hundred and Thirty Thousand Dollars ($52,130,000), which shall be subject to adjustment following the Closing pursuant to the provisions set forth in Section
1.4 hereof. Of the Purchase Price, $47,130,000 shall be paid by the Buyers to the Sellers at the Closing in good and immediately available funds and the balance of $5,000,000 shall be paid by the Buyers on the Closing Date in good and immediately available funds to Shawmut Bank, N. A., as Escrow Agent for the Sellers and the Buyers pursuant to the Escrow Agreement in the form attached hereto as Exhibit A (the "Escrow Agreement").

         1.4 Adjustment to Purchase Price. The Purchase Price shall be adjusted pursuant to the provisions of this Section 1.4.
                  (a) No later than thirty (30) days following the Closing Date, the Sellers together with Sellers' accountants, Arthur Andersen LLP ("AA"), will prepare a balance sheet of WaterPro as of the close of business on April 6, 1995 (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with the provisions of this Agreement and generally accepted accounting principles ("GAAP") applied on a basis consistent with the December 31, 1994 balance sheet of WaterPro included in the Financial Statements referred to in Section 3.6 (the "December 1994 Balance Sheet"), except to the extent otherwise expressly provided in paragraph (b) of this Section 1.4. In connection with the preparation of the Closing Balance Sheet, the Sellers shall cause WaterPro to conduct a physical inventory of WaterPro's inventory as of the close of business on April 6, 1995. AA, the Buyers' accountants, Ernst & Young, and representatives of the Sellers and the Buyers shall be permitted to observe all aspects of such physical inventory. All books and records of WaterPro shall be available for review at all reasonable times to the Sellers and their accountants in connection with their preparation of the Closing Balance Sheet and to the Buyers and their accountants in connection with their review of the Closing Balance Sheet. The Buyers shall be provided access to review the workpapers of the Sellers' accountants in connection with the Buyers' review of


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the Closing Balance Sheet, and, in the event of any dispute concerning the
Closing Balance Sheet, the Sellers shall be provided access to review the workpapers of the Buyers' accountants. Each of the parties shall pay all fees and expenses of its own accountants in connection with preparation and review of the Closing Balance Sheet.

                  (b)  For purposes of preparing the Closing Balance Sheet:

                     (i) Inventory shall be valued at the lower of average cost (determined using the same methods used in preparing the December 1994 Balance Sheet) or market, on an item by item basis, in accordance with the provisions of this paragraph. Items shall be valued at zero which are (x) broken, damaged, defective or incomplete or (y) specially manufactured per WaterPro's order and which are not listed in a manufacturer's catalog or price sheets and not committed for sale to a customer, provided that such items shall not be written down below the amount of credit or refund receivable upon return thereof to the manufacturer or supplier. All existing reserves for "dead stock", "emerging dead stock", slow-moving, surplus or obsolete inventory on WaterPro's books and records shall be reversed and shall not be applied. In place thereof, a total reserve of $650,000 shall be established therefor.

                    (ii) WaterPro's accounts receivable shall be valued at the full amount thereof without applying any reserve for uncollectible accounts or bad debts.

                   (iii) No reserves, accruals or tax assets shall be included on account of any taxes, including, without limitation, federal, state or local income, sales, use or other taxes.

                  (c) Within five (5) days following completion of the Closing Balance Sheet, Sellers shall calculate the Purchase Price adjustment resulting therefrom, which shall be equal to the difference between WaterPro's Tangible Net Worth (as hereinafter defined) as reflected on the Closing Balance Sheet and $39,277,000. For purposes hereof, "Tangible Net Worth" shall mean WaterPro's total shareholder's equity minus the amount for goodwill (net of amortization), as reflected on the Closing Balance Sheet. Sellers shall promptly provide a copy of such calculation to the Buyers, together with a copy of the Closing Balance Sheet.

                  (d) The Buyers shall have the right to review the Closing


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Balance Sheet and the Sellers' calculation of the Purchase Price adjustment, if any. If the Buyers dispute the Sellers' Closing Balance Sheet or calculation of the Purchase Price adjustment, the Buyers shall give written notice of such dispute to the Sellers not later than thirty (30) days after receiving the Sellers' calculation pursuant to paragraph (c) above, setting forth in reasonable detail the reasons for the dispute, the Buyers' proposed changes to the Closing Balance Sheet and the Buyers' proposed calculation of the Purchase Price adjustment. If the Buyers give no such notice within such thirty-day period, the Sellers' calculation of the Purchase Price adjustment shall become final and binding upon the parties with no need for further action on the part of any party. If the Buyers do give written notice of dispute to the Sellers within such thirty-day period in accordance with the foregoing, the Sellers and the Buyers shall endeavor in good faith to reach agreement on the Purchase Price adjustment within ten (10) days after the Sellers' receipt of the Buyers' notice of dispute (the "Review Period"). If the parties are unable to reach agreement on the Purchase Price adjustment within the Review Period, the matter will be submitted by the parties to Deloitte & Touche (the "Neutral Accountants"), which firm will determine any adjustments necessary to the calculation of the Purchase Price in accordance with the provisions of this Agreement. Such determination by the Neutral Accountants shall be final and binding upon the Buyers and the Sellers. The expense of retaining the Neutral Accountants shall be borne 50% by the Buyers and 50% by the Sellers.

                  (e) If the Tangible Net Worth reflected on the Closing Balance Sheet is less than $39,277,000, the Sellers shall pay such difference to the Buyers, and if such Tangible Net Worth is greater than such amount, the Buyers shall pay such difference to the Sellers. Any such payment by the Buyers to the Sellers shall be made in good and immediately available funds not later than five (5) days following final determination of the Closing Balance Sheet in accordance with paragraph (d) above. Any such payment by the Sellers to the Buyers shall be made first from the escrow account held pursuant to the Escrow Agreement, and, in the event of such a payment, the parties shall execute and deliver a joint instruction to the Escrow Agent not later than five (5) days following final determination of the Closing Balance Sheet in accordance with paragraph (d) above, instructing it to make such payment to the Buyers.

         1.5  Releases to Sellers from Escrow.

                  (a) In the event that the balance held in the escrow account,


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after making any payment to the Buyers required by Section 1.4(e), would exceed
$3,000,000, the parties shall execute and deliver to the Escrow Agent, simultaneously with delivery of the joint instruction referred to in Section 1.4(e)(or, if no joint instruction is given under Section 1.4(e), within five
(5) days following final determination of the Closing Balance Sheet in accordance with Section 1.4(d) above), a joint instruction to pay such excess amount to the Sellers, so that no more than $3,000,000 will remain in the escrow account immediately following such payment.

                  (b) In the event that the balance held in the escrow account on October 10, 1995, after making any payment to the Buyers required by Section 1.4(e) and after making any payment to the Sellers required by Section 1.5(a), exceeds an amount equal to X plus $1,000,000, where "X" equals the amount of Accounts Receivable reflected on the Closing Balance Sheet which remain uncollected as of October 10, 1995, the parties shall execute and deliver to the Escrow Agent, on or before October 15, 1995, a joint instruction to pay such excess to the Sellers, so that the balance held in the escrow account following such payment will not exceed X plus $1,000,000.

         1.6 Payment of Intercompany Account. At the Closing, a payment will be made in good and immediately available funds, from the Buyers to the Sellers, or from the Sellers to the Buyers, as necessary, to settle and reduce to zero the intercompany account between WaterPro and the Sellers. Such payment shall not affect or be reflected in the Closing Balance Sheet.


2. Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Eastern Enterprises in Weston, Massachusetts, at 10:00 a.m. Eastern Standard time, on April 10, 1995 or on such other date and/or at such other time and/or place as the parties may hereafter agree. Notwithstanding the foregoing, in the event that the conditions specified in Sections 5.3 and 6.3 hereof have not been satisfied by such date, the date on which the Closing is to occur shall be automatically extended to the third business day following the date on which satisfaction of such conditions occurs, provided that no such extension shall exceed sixty (60) days. In the event of such an extension, the April 6, 1995 date for the Closing Balance Sheet, including physical inventory, shall be appropriately adjusted. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".


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3.       Representations and Warranties by the Sellers.  The Sellers jointly and severally represent and warrant to the Buyers as follows:

         3.1 Organization of Sellers. Eastern has been duly organized and is validly existing as a Massachusetts business trust in good standing under the laws of The Commonwealth of Massachusetts. WPGI has been duly organized and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts. The Sellers have heretofore delivered to the Buyer a complete and correct copy of Eastern's Declaration of Trust and By-Laws and WPGI's Articles of Organization and By-Laws, in each case as in effect on the date hereof.

         3.2 Incorporation and Good Standing of WaterPro. WaterPro has been duly organized and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts, with corporate power and authority to own or operate the properties which it now owns or operates and to conduct the business in which it is now engaged. There is no jurisdiction in which the properties owned or leased by WaterPro, or the nature of the business conducted by WaterPro, requires it to be qualified as a foreign corporation and where failure to so qualify could have a material adverse effect on its business. The Sellers have heretofore delivered to the Buyers a complete and correct copy of WaterPro's Articles of Organization and By-Laws, as in effect on the date hereof.

         3.3 Capitalization. WaterPro's authorized capital stock consists of 200,000 shares of common stock, par value .01 per share, of which 100 shares have been validly issued and are outstanding. All of such outstanding shares of common stock are owned beneficially and of record by WPGI. The Sellers have and will transfer to the Buyers on the Closing Date good and valid title to the Purchased Shares, free and clear of all liens, claims, restrictions, security agreements, rights of third parties, options or encumbrances of any kind whatsoever. All of the Purchased Shares are fully-paid and non-assessable. There are and will be on the Closing Date no outstanding (i) securities convertible into or exchangeable for capital stock of any class of WaterPro, (ii) options, warrants or other rights to subscribe for or purchase from WaterPro or the Sellers any shares of capital stock of any class of WaterPro, or (iii) agreements of any kind relating to the issuance of any such capital stock, convertible or exchangeable securities, options, warrants or rights.


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         3.4      Subsidiaries.  WaterPro does not own any capital stock of or other equity interest in any corporation or other entity.

         3.5 Authority for Agreement. Each Seller has all necessary power and authority, and has taken all necessary action, corporate or otherwise, to authorize, execute and deliver this Agreement and all other agreements and instruments contemplated hereby (the "Other Agreements") to which it is a party and to carry out its obligations hereunder and thereunder. This Agreement constitutes and such Other Agreements, when duly executed, will constitute the valid and legally binding obligations of the Sellers, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief (the "Remedies Exception"). Assuming that clearances under the H-S-R Act and ISRA (both as defined below) are obtained, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation of or default under any provision of the charter documents or by-laws of either Seller or any material default with respect to any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation to which either of the Sellers or WaterPro is a party or to which it or they or any of their property is subject. Such execution, delivery and consummation will not accelerate the maturity of or otherwise modify the terms of any indebtedness or other obligations of WaterPro or result in the creation of any lien, charge, encumbrance or security interest upon any of its assets. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any third party or governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Sellers, except for (i) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act"); and (ii) any one or a combination of letters, declarations, approvals or other documents from the New Jersey Department of Environmental Protection and Energy in compliance with the provisions of the New Jersey Industrial Site Recovery Act ("ISRA") as it relates to WaterPro's Forked River, New Jersey facility.


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         3.6 Financial Statements. Attached hereto as Exhibit 3.6 are copies of each of the following: balance sheets and statements of income, shareholder's equity and cash flow of WaterPro, together with the notes thereto at and for the years ended December 31, 1993 and December 31, 1994 (collectively, the "Financial Statements"). The Financial Statements present fairly and (except as otherwise may be disclosed in the notes thereto) in conformity with generally accepted accounting principles ("GAAP") consistently applied the financial condition on the dates indicated and the results of operations and cash flow of WaterPro for the periods indicated. WaterPro has no material liabilities, obligations or commitments, whether accrued, absolute, contingent or otherwise, of a nature required by GAAP to be reflected or reserved against in a balance sheet or disclosed in the notes thereto, except (a) liabilities and obligations reflected or reserved against in the December 31, 1994 balance sheet included in the Financial Statements, or disclosed in the notes thereto, (b) liabilities and obligations incurred in the ordinary course of business since the date of said balance sheet and (c) liabilities and obligations disclosed in the Schedules to this Agreement.

         3.7 Absence of Changes. Since December 31, 1994, except as disclosed in the Schedules to this Agreement or as contemplated hereby or arising out of the transactions provided for herein, WaterPro has not:

                  (a) entered into any material transaction or any material contract or agreement, other than in the ordinary course of business;

                  (b) suffered any strike or other material labor trouble or been the subject of any effort to organize its work force, or any material part thereof, into a new or different bargaining unit or with a new collective bargaining agent or become aware that any of the foregoing is threatened;

                  (c) suffered any material uninsured loss, or interruption in use, of any of its assets, properties, goodwill, business or operations on account of fire, flood, riot, strike or Act of God;

                  (d) declared, paid or set aside for payment any dividend or distribution with respect to capital stock;

                  (e) subjected to any material mortgage, pledge, lien or security interest any assets or properties, or created or incurred any material liability with respect to borrowed money, other than in the ordinary course of business;


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                  (f)  sold or disposed of any capital asset having a value in excess of $25,000 other than in the ordinary course of business;

                  (g) adopted or amended any material bonus, profit sharing, stock option, pension, retirement or other plan for the benefit of employees, or increased the compensation of any employee other than in accordance with present compensation review policies and in the ordinary course of business; or

                  (h) issued, sold, redeemed or repurchased any shares of capital stock, or granted any option, warrant or right to purchase shares of capital stock.

         3.8 Taxes. The Sellers and WaterPro have filed on a consolidated basis all federal income tax returns, and have filed all state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns and customs and duties filings that are required to have been filed by them in respect of the business, assets and properties of WaterPro, and they have duly paid all taxes that have become due pursuant thereto, and have duly paid all other taxes, assessments and other governmental charges imposed by law upon them or any of their properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises relating to WaterPro which have become due. Except as disclosed in
Schedule 3.8 hereto, no notice has been received by the Sellers or WaterPro of any deficiency or assessment of additional taxes relating to WaterPro and none of them is party to or the subject of any action, audit, examination or other proceeding by any governmental authority for assessment or collection of any such taxes. Except as disclosed in Schedule 3.8, none of the Sellers or WaterPro has given any waiver or extension of any period of limitations governing the time of assessment or collection of any such tax.

         3.9 Contracts. Schedule 3.9 contains a list as of the date hereof of all material agreements, contracts and commitments of the following types, written or oral, to which either of the Sellers or WaterPro is a party and which relate to the business, assets or properties of WaterPro: (a) notes, credit agreements, mortgages, guarantees, surety or indemnification agreements, indentures, security agreements and other agreements and instruments relating to the borrowing of money (other than from the Sellers) or the extension of credit in excess of $25,000; (b) sales agency, representative, broker, finders, dealers


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and distributorship agreements; (c) licenses of patents, copyrights, trademarks and other intellectual property or property rights; (d) agreements not to compete; (e) joint venture and research and development agreements; (f) leases and subleases of real property; (g) powers of attorney; (h) employment agreements; (i) agreements with consultants; (j) any other executory agreement entered into in the ordinary course of business involving payments, receipts or liabilities of more than $100,000 in the aggregate, other than agreements with customers and suppliers; and (k) any other executory agreement which was not entered into in the ordinary course of business involving payments, receipts or liabilities of more than $25,000 in the aggregate.

         The Seller has delivered or made available to the Buyers complete and correct copies of all such agreements, contracts and commitments, together with all amendments thereto. Except as disclosed in Schedule 3.9, such agreements, contracts and commitments are in full force and effect and WaterPro has in all material respects performed all obligations required thereunder to be performed by it to date and is not in material default.

         3.10     ERISA Matters.

                  (a) Schedule 3.10 contains a true and complete list, as of the date of this Agreement, of all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (collectively, the "Plans") maintained or contributed to by Sellers or WaterPro (or to which any of them is a party or by which it is bound) and in which any one or more of the employees of WaterPro participates, receives a benefit, is eligible to participate, or is eligible to receive a benefit, whether or not reduced to writing. True, current and complete copies of such Plans, and all amendments (and to the extent any such Plan is not in writing, a written description of the material provisions of such Plan) have been furnished to the Buyers with respect to each Plan.

                  (b) Except as required to comply in operation with legislation affecting Plans intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") prior to any unexpired deadline for amendment, each Plan and each trust or funding vehicle related to such Plan is in compliance in all material respects with, and has been administered and operated in all material respects in accordance with, its terms. There has been no violation of any term of any Plan which would have a material adverse effect upon WaterPro.

                  (c) Each Plan and each trust or funding vehicle related to

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such Plan is in compliance in all material respects with, and has been administered and operated in all material respects in compliance with, all applicable statutes, orders, rules and regulations. Each Plan which is intended to be a "qualified plan" as described in Code Section 401(a) has been determined by the IRS to so qualify (or a timely application for such determination has been submitted to the IRS) and each such Plan has at all times been operated so as to preserve its qualified status under Code Section 401(a). Each trust related to a Plan intended to be qualified under Code Section 401(a) is exempt from tax under Code Section 501(a).

                  (d) No Plan is, or is intended to be, funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9).

                  (e) WaterPro has never contributed to a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                  (f) With respect to all Plans and related trusts, no "prohibited transaction," as that term is defined in Section 406 of ERISA, has occurred which is likely to subject any Plan, related trust or party dealing with any such Plan or related trust to any material tax or penalty on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code, and the consummation of the transactions contemplated by this Agreement will not constitute a prohibited transaction.

                  (g) There are no material actions, suits, arbitrations or claims (other than routine claims for benefits by employees, beneficiaries or dependents arising in the normal course of operations of such Plan) pending, or to the best knowledge of the Sellers, threatened, with respect to any such Plan or any fiduciary or sponsor of such Plan with respect to their duties under such Plan or the assets of any trust under any such Plan.


         3.11 Patents, Trademarks and Copyrights. Schedule 3.11 sets forth a complete and accurate list of all material United States and foreign patents, trademarks, copyrights, and registrations, licenses and applications therefor, owned by, registered to, or applied for by WaterPro. Except as disclosed in
Schedule 3.11, (i) each such patent, trademark, and copyright shown on Schedule
3.11 as being owned by WaterPro is owned free and clear of all liens, security interests and other encumbrances; (ii) to the knowledge of Sellers, there has been no infringement of any patent, trademark or copyright listed on Schedule
3.11 by any third party and there are no claims of any third party that WaterPro is infringing upon any intellectual property rights of such third party; (iii) no royalty or other fee is due to any party for use of any such patent, trademark or copyright by WaterPro; and (iv) no license or right has been granted by Sellers or WaterPro to any third party to use any such patent, trademark or copyright.

         3.12 Real Property; Leases. Schedule 3.12 identifies all real property owned by WaterPro. WaterPro has good and marketable title in fee simple to all of such real property shown on Schedule 3.12 as being owned by it, free and clear of all mortgages, security interests, pledges, liens and encumbrances, other than (i) liens for state and local property taxes not yet due and payable;
(ii) matters disclosed in Schedule 3.12; and (iii) such other imperfections of title, charges or encumbrances which do not detract materially from the aggregate value of such properties or interfere with the present use thereof by WaterPro. On or before the Closing Date, WaterPro shall obtain preliminary reports on title from a recognized title insurance company showing title to such parcels to be vested in WaterPro, free and clear of encumbrances other than those referred to in clauses (i), (ii) and (iii) above, and shall deliver copies thereof to the Buyers.

         All leases and leasehold interests of WaterPro in any real property are listed in Schedule 3.12 hereto. Except as disclosed in Schedule 3.12, such leases represent valid and binding rights and obligations, are in full force and effect and are enforceable by WaterPro in accordance with their respective terms, subject to the Remedies Exception, and WaterPro enjoys peaceful and undisturbed possession thereunder. No material default on the part of WaterPro under any such lease has occurred, and, to the knowledge of the Sellers, no event has occurred or is continuing which with proper notice and/or the passage of time would constitute a material default thereunder.

         3.13 Condition of Fixed Assets. The fixed assets of WaterPro reflected on the Closing Balance Sheet are in all material respects adequate and usable for the purposes for which they are intended in the business of WaterPro, subject to ordinary wear and tear.

         3.14 Litigation. Except as disclosed in Schedule 3.14, there are no material judicial or administrative actions, suits, claims, proceedings or investigations pending against WaterPro or involving its assets, properties or business, nor, to the knowledge of the Sellers, is any such action, suit, proceeding or investigation threatened, and there are presently no outstanding material judgments, decrees or orders of any governmental body to which WaterPro or its assets, properties or business is subject.

         3.15 Compliance with Laws and Governmental Authorizations. WaterPro is not in violation or default under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or its assets, properties or business, where such violation or default would have a material adverse effect on its business or financial condition. All material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of such business as currently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Sellers, threatened that may result in the revocation, cancellation or suspension of any of the foregoing.

         3.16 Brokers, Finders, etc.. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Sellers in such manner as to give rise to any valid claim against the Sellers, WaterPro or the Buyers for any brokerage or finder's commission, fee or similar compensation, except for amounts that may be due to Banbury Capital Corporation, for which the Sellers are solely responsible.

         3.17 Environmental Matters. WaterPro is not in violation or default under any federal, state, local or foreign law, statute, regulation, license, authorization or permit relating to environmental protection (including without limitation federal, state, local and foreign laws, statutes, rules and regulations relating to treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste, or air or water pollution (collectively, "Environmental Laws")), where such violation or default would have a material adverse effect on its business or financial condition. To the knowledge of Sellers, and except as disclosed in Schedule 3.17, no facts, events or conditions (including without limitation the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) currently give rise to any material liability on the part of WaterPro under any Environmental Laws as presently in effect.

         3.18 Employee Matters. There are no collective bargaining agreements with employees of WaterPro and there is no union representing any such employees; there is not pending or, to the Sellers' knowledge, threatened, any strike, labor dispute, grievance or unfair labor practice claim or proceeding, slowdown, walkout or work stoppage involving any such employees; and, to the Sellers' knowledge, no union representation question exists and no union organizing activities are taking place with respect to such employees. Sellers have delivered to the Buyers a list of all salaried employees of WaterPro, indicating the present salary level and years of service of each.

         3.19 Insurance. Sellers have maintained and now maintain (i) insurance on the business and the assets of WaterPro covering property damage and loss of income by fire and other casualty to the limits and with the deductibles shown on Schedule 3.19 and (ii) insurance protection against such liabilities, claims, and risks, and in such amounts, as is shown on said Schedule. All such policies shall be maintained in force by Sellers until the Closing Date. Copies of all such policies have been made available to the Buyers for its inspection.

         3.20 Inventory. The inventory reflected on the Closing Balance Sheet is valued at the lower of average cost (determined using the same methods used in preparing the December 1994 Balance Sheet) or market, in accordance with the provisions of Section 1.4(b) hereof, and does not include any items which were, as of the Closing Date, broken, damaged, defective or incomplete (except to the extent of any credit or refund receivable upon return thereof).

         3.21 Out-of Warranty Meters. Following the Closing, WaterPro will incur no Net Costs (as hereinafter defined) for repair or replacement of any Out-of-Warranty Meters (as hereinafter defined) which contain Defects (as hereinafter defined) on the Closing Date, provided that WaterPro uses best efforts, consistent with past practices, to have the manufacturer of each such item incur, or reimburse WaterPro for, such costs. As used herein, the term "Out-of-Warranty Meter" means a water meter in WaterPro's inventory on the Closing Date and reflected in the Closing Balance Sheet, which has not previously been used, and with respect to which the warranty extended by the manufacturer thereof has expired by its terms; the term "Defect" means a defect in materials or workmanship of a type which was covered by the manufacturer's warranty prior to expiration thereof; and "Net Costs" means costs incurred by WaterPro for repair or replacement, net of all credits, reimbursements, contributions, indemnities and other amounts payable by the manufacturer or any other party with respect thereto.

         4.0 Representations and Warranties by Buyers. The Buyers jointly and severally represent and warrant to the Sellers as follows:

         4.1 Organization; Authority. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and each has all necessary power and authority, and has taken all necessary action, corporate or otherwise, to authorize, execute and deliver this Agreement and the Other Agreements to which it is a party, and to carry out its obligations hereunder and thereunder. This Agreement constitutes and such Other Agreements, when duly executed, will constitute the valid and legally binding obligations of the Buyers, enforceable in accordance with their respective terms, subject to the Remedies Exception. Assuming that clearance under the H-S-R Act and ISRA are obtained, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Buyers and do not and will not conflict with or result in any violation of or default under any provision of the charter documents or by-laws of either Buyer or material default with respect to any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Buyer. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any third party or governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Buyers, except for (i) the expiration of the waiting period under the H-S-R Act and (ii) any one or a combination of letters, declarations, approvals or other documents from the New Jersey Department of Environmental Protection and Energy in compliance with the provisions of ISRA as it relates to WaterPro's Forked River, New Jersey facility.

         4.2 Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Buyers in such manner as to give rise to any valid claim against the Buyers, the Sellers or WaterPro for any brokerage or finder's commission, fee or similar compensation.

         4.3 Litigation. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to the knowledge of the Buyers, threatened, which question or raise any issue with respect to this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor do the Buyers know of any basis for any such action, suit, proceeding or investigation.

5.Conditions to Obligations of Buyers. The obligations of the Buyers under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, unless otherwise waived by the Buyers.

         5.1 Warranties and Agreements of Sellers; Officer's Certificate. All representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties expressly relate to any earlier date, to the extent that the information contained in Schedules expressly relates to any earlier date and to the extent of changes contemplated by or which arise out of the transactions to which this Agreement relates, and the Sellers shall have performed and complied in all material respects with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing Date; and the Buyers shall have received a certificate dated the Closing Date and signed by the President or a Vice President of each Seller to the foregoing effect.

         5.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Sellers to authorize and carry out this Agreement shall have been taken.

         5.3 Consents of Third Parties. All consents and approvals of third parties set forth in Section 3.5 hereof shall have been received and delivered to the Buyers. The waiting period under the H-S-R Act shall have expired or been terminated without any indication by the Federal Trade Commission or the U.S. Justice Department that either intends to take any further actions with respect to the transactions contemplated hereby.

         5.4 Opinion of Counsel for Sellers. The Buyers shall have received from L. William Law, Jr., General Counsel of Eastern, an opinion dated the Closing Date, in the form set forth as Exhibit B hereto.

         5.5 Legal Action. No action or proceeding shall have been commenced as to which there are reasonable grounds for believing that such action or proceeding may result in an order or judgment invalidating or rescinding the transactions contemplated hereby.

         5.6 Escrow Agreement. The Sellers shall have executed and delivered on or before the Closing Date the Escrow Agreement in the form attached hereto as Exhibit A.


6. Conditions to the Sellers' Obligations. The obligations of the Sellers under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, unless otherwise waived by the Sellers.

         6.1 Warranties and Agreement of the Buyers; Officer's Certificate. All representations and warranties of the Buyers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date and to the extent of changes contemplated by or which arise out of the transactions to which this Agreement relates, and the Buyers shall have performed and complied in all material respects with all of the covenants and agreements and satisfied all the conditions required by this Agreement to be performed and complied with or satisfied by them at or prior to the Closing Date; and the Sellers shall have received a certificate dated the Closing Date and signed by the President or a Vice President of each Buyer to the foregoing effect.

         6.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyers to authorize and carry out this Agreement shall have been taken.

         6.3 Consents of Third Parties. All consents and approvals of third parties set forth in Section 3.5 hereof, shall have been received and delivered to the Sellers. The waiting period under the H-S-R Act shall have expired or been terminated without any indication by the Federal Trade Commission or the U.S. Justice Department that either intends to take any further actions with respect to the transactions contemplated hereby.

         6.4 Opinion of Counsel for the Buyers. The Sellers shall have received from Bernard E. Lyons, Esq., General Counsel for the Buyers, an opinion dated the Closing Date, in the form set forth as Exhibit C hereto.

         6.5 Legal Action. No action or proceeding shall have been commenced as to which there are reasonable grounds for believing that such action or proceeding may result in an order or judgment invalidating or rescinding the transactions contemplated hereby.

         6.6 Release of Guaranties. The Sellers shall have received releases under the guaranties and other obligations of the Sellers relating to WaterPro's business listed on Schedule 6.6 hereto, or the Buyers shall have executed and delivered to the Sellers an agreement to indemnify and hold harmless Sellers from and against all claims, losses, liabilities and expenses relating thereto, in form reasonably acceptable to the Sellers.

        6.7 Escrow Agreement. The Buyers shall have executed and delivered on or before the Closing Date the Escrow Agreement in the form attached hereto as Exhibit A.


7. Expenses. Each of the parties hereto shall assume and bear all expenses, costs and fees incurred or assumed by it in the preparation and execution of this Agreement, whether or not the transactions herein provided for shall be consummated. Buyers, on the one hand, and the Sellers, on the other, shall indemnify and hold each other harmless from and against any and all liabilities and claims in respect of any such expenses, costs or fees.


8.       Indemnities.

         8.1 Indemnities of the Sellers. The Sellers hereby jointly and severally agree to indemnify and hold harmless the Buyers and their respective directors, officers and affiliates from and against all actions, claims, liabilities, damages, losses or deficiencies, and any reasonable costs and expenses incident thereto (including reasonable attorney's fees), net of all tax benefits and insurance and other recoveries realizable therefrom, that result from (i) the inaccuracy of any representation or warranty made by the Sellers herein; (ii) the action entitled Wisconsin Gas Company v. Mueller Co., et al., presently pending in the U. S. District Court for the Eastern District of Wisconsin (the "Wisconsin Gas Suit"), provided that the Sellers indemnification obligation with respect to such suit shall extend only to amounts in excess of any and all indemnification, contribution and other rights of recovery WaterPro may have against insurers and all other third parties (including Mueller Co.) with respect thereto; (iii) any claims that may be asserted by the former shareholders of Water Products Company or E&H Utility Sales, Inc., by O&R Utilities, Inc. or K. Raymond Augst, Jr. or Otis R. Pool, or by Water Specialties, Inc. or its current or former shareholders (including Nelson Shugart) with respect to any violation by the Sellers, or any violation by WaterPro occurring prior to the Closing Date, of any provision of any of the asset or stock purchase agreements pursuant to which the Sellers or their affiliates acquired the businesses that comprise WaterPro; or (iv) any claims that may be asserted against WaterPro as a "related person" to Eastern under the federal Coal Industry Retiree Health Benefit Act of 1992 for premiums due from Eastern to the Combined Fund under such Act (collectively, "Buyers' Losses"). Notwithstanding the foregoing, the Sellers' aggregate liability under this
Section 8 shall not exceed the Purchase Price, and the Sellers shall be liable under this Section 8 for Buyers' Losses (other than those arising from the representations and warranties contained in Sections 3.1 through 3.5, Section
3.8 or Section 3.16) only if and to the extent that the aggregate amount of such Buyers' Losses exceeds $250,000 (it being understood, however, that any payment to the Buyer pursuant to Section 1.4(e) or Section 9.8 shall not be subject to such $250,000 deductible). Sellers shall be obligated in accordance with this
Section 8 for the full amount of Buyers' Losses arising from the representations and warranties contained in Sections 3.1 through 3.5, Section 3.8 and Section
3.16. Whenever any Buyers' Loss has occurred or will or may occur, the Buyers shall so notify the Sellers promptly in writing, and each such notice shall specify in such detail as is then known to the Buyers the circumstances of such asserted Buyers' Loss. Any failure to promptly give such notice will relieve the Sellers of liability hereunder to the extent that such failure adversely affects the ability of the Sellers to defend their interests with respect thereto, or to the extent that notice is not timely in accordance with Section 8.3.

         8.2 Buyers' Indemnity. The Buyers hereby agrees to indemnify and hold harmless the Sellers and their respective directors, trustees, officers and affiliates from and against all actions, claims, liabilities, damages, losses or deficiencies, and any reasonable costs and expenses incidentthereto (including reasonable attorney's fees), net of all tax benefits and insurance and other recoveries realizable therefrom, (i) that result from the inaccuracy of any representation or warranty made by the Buyers herein; or (ii) that arise from the termination, change in employment status or terms of employment or change in compensation or benefits of any employee of WaterPro occurring after the Closing (collectively, "Sellers' Losses"). Notwithstanding the foregoing, the Buyers shall be liable under this Section 8 for Sellers' Losses (other than those arising from the representations and warranties contained in Sections 4.1 and 4.2) only if and to the extent that the aggregate amount of such Sellers' Losses exceeds $250,000. Whenever any Sellers' Loss has occurred or will or may occur, the Sellers shall so notify the Buyers in writing, and each such notice shall specify in such detail as is then known to the Sellers the circumstances of such asserted Sellers' Loss. Any failure to promptly give such notice will relieve the Buyers of liability hereunder to the extent that such failure adversely affects the ability of the Buyers to defend their interests with respect thereto.

         8.3 Termination of Rights Hereunder. Notwithstanding any other provision hereof, no claim may be made or lawsuit instituted with respect to any breach or inaccuracy of any representation or warranty of Sellers contained herein under the provisions of Section 8.1 (except for Reserved Claims) after the second anniversary of the Closing Date. As used herein, the term "Reserved Claims" shall mean (i) any claims with respect to Buyers' Losses as to which the Buyers have given the Sellers written notice, specifying in detail the circumstances of the asserted loss, prior to such second anniversary date and
(ii) claims based upon the representations and warranties contained in Sections
3.1 through 3.5, Section 3.8, Section 3.10 or Section 3.16, with respect to which no claim may be made or lawsuit instituted after the sixth anniversary of the Closing Date.

         8.4 Exclusive Remedy. The indemnification provided for in this Section 8 shall be the exclusive post-Closing remedy available to any party hereto with respect to any breach or inaccuracy of any representation or warranty contained herein.

         8.5 Third Party Actions. In the event any claim is made, suit is brought or tax audit or other proceeding is instituted against the Buyers or WaterPro or any of their respective directors, officers, or affiliates which involves or appears reasonably likely to involve a Buyers' Loss for which the Buyers may seek indemnification under this Section8, the Buyers will, promptly after receipt of notice of any such claim, suit or proceeding for which indemnification may be sought, notify the Sellers of the commencement thereof. Any failure to promptly give such notice will relieve the Sellers of liability hereunder to the extent that such failure adversely affects the ability of the Sellers to defend their interests with respect thereto, or to the extent that notice is not timely in accordance with Section 8.3. The Sellers (at their expense) shall have the right and shall be given the opportunity to assume the defense or settlement of such claim, suit or proceeding, with counsel reasonably satisfactory to the Buyers. In the event that the Sellers shall so assume such defense, they shall have no further obligation to pay any expenses of Buyers, including attorney's fees, related thereto. The Sellers shall not, except at their own cost, make any settlement with respect to any such claim, suit or proceeding without the prior consent of the Buyers, which consent shall not be unreasonably withheld or delayed; provided, however, that if the settlement involves only cash payments by Sellers, no such consent shall be required.

         8.6 Minimizing Losses. Each party agrees to use all reasonable efforts to minimize all liabilities, damages, losses, deficiencies, costs and expenses for which it may seek indemnification from the other party pursuant to this
Section 8, and to minimize the amount of such indemnification obligation by diligently pursuing the maximum possible insurance recovery or recovery from other available sources with respect to such liabilities, damages, losses, deficiencies, costs and expenses.


9.       Covenants.

         9.1 Preparation for Closing. The Buyers shall use all reasonable efforts to bring about the fulfillment of the conditions to Closing set forth in
Section 6 hereof, and the Sellers shall use all reasonable efforts to bring about the fulfillment of the conditions to Closing set forth in Section 5 hereof.

         9.2 Conduct of Business. From the date hereof to the Closing, except as contemplated by this Agreement or otherwise consented to by the Buyers, the Sellers will and will cause WaterPro to:

                  (a) carry on the business presently conducted by WaterPro (the "Business") in the ordinary course and in substantially the same manner as heretofore in all material respects and, to the extent consistent with prudent management of the Business, use reasonable efforts to preserve relationships with customers, suppliers and others having dealings with the Business;

                  (b) maintain all of the material structures, equipment and other tangible property used in the Business in the same repair, order and condition as represented in Section 3.13 except for ordinary wear and tear;

                  (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried in respect of the Business;

                  (d) perform in all material respects all obligations of WaterPro under agreements, contracts and instruments relating to or affecting the Business;

                  (e) not amend the provisions of, change the benefit structure of, increase particular benefits (or a person's nonforfeitable right to any benefit) under, or expand the coverage of or eligibility with respect to any Plan from what such provisions, benefit structure, benefits, rights, coverage and eligibility were under such Plan as in effect on the date of this Agreement, nor make any such amendment, change, increase or expansion with respect to any such Plan or adopt any new plan nor increase the compensation of any employee of WaterPro other than in accordance with present compensation review policies and in the ordinary course of business;

                  (f) maintain the books of account and records of the Business in the usual and regular manner;

                  (g) comply in all material respects with all statutes, laws, ordinances, rules and regulations as they apply to the Business;

                  (h) file on a timely basis all tax returns and pay any and all taxes which shall become due or shall have accrued on account of the operation of the Business on or prior to the Closing Date;

                  (i) not merge or consolidate or agree to merge or consolidate WaterPro with, or cause WaterPro to purchase or agree to purchase substantially all of the assets of or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof;

                  (j) not amend the Articles of Organization or By-Laws of WaterPro;

                  (k) not declare, pay or set aside for payment any dividend or distribution with respect to capital stock of WaterPro;

                  (l) not issue, sell, redeem or repurchase any shares of capital stock of WaterPro, or grant any option, warrant or right to purchase such stock;

                  (m) not create any material mortgage, pledge, lien or security interest in any assets or properties of WaterPro, nor create or incur any material liability with respect to borrowed money (provided that this clause shall not prohibit intercompany advances made to WaterPro by the Sellers in accordance with past practices);

                  (n) not sell or otherwise dispose of any capital asset having a value in excess of $25,000, other than in the ordinary course of business; and

                  (o) not enter into any contract involving payments, receipts or liabilities of more than $25,000 in the aggregate, except in the ordinary course of business.

         9.3 Access and Information; Confidentiality. The Sellers shall afford to the Buyers and to their employees, accountants, counsel and other authorized representatives reasonable access throughout the period prior to the Closing to the facilities, properties, books and records of WaterPro. The Buyers shall cause all information obtained by them or their representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and shall not use, nor permit others to use, any such information for any purpose other than the consummation of the transactions contemplated hereby or, if the Closing is consummated, the conduct of the Business following the Closing; and, in any event, shall not use or permit others to use any such information in a manner detrimental to the Sellers or WaterPro. In the event the Closing is not consummated, the Buyers shall immediately return to the Sellers all such information and documents and materials containing any such information, including all documents and materials supplied by the Sellers or WaterPro and all copies thereof, in whatsoever form. The foregoing provisions shall not be deemed to supersede or limit any prior agreement of the Buyers concerning confidentiality and non-use of information.

         9.4 Non-Competition by Sellers. The parties hereto recognize that the Buyers have the exclusive interest in protecting and preserving the good will of the Business following the Closing Date. Accordingly, the Sellers agree that for the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, neither the Sellers nor any person, firm or corporation controlled by either of the Sellers will directly or indirectly, in any capacity (whether as a stockholder, partner, owner, principal or otherwise), have any interest in, be associated with, or otherwise be engaged in, any business that is in direct or indirect competition with the Business or any portion thereof; provided that the foregoing provisions shall not prohibit the ownership of (i) five percent (5%) or less of any class of securities of any corporation or entity that is in competition with the Business, or (ii) any interest in any entity with respect to which less than ten percent (10%) of its business is in competition with the Business.

         9.5 Tax Provisions. For purposes of this section (i) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts, (ii) "Tax Returns" shall mean all Tax returns, reports and forms required to be filed by, or which include, WaterPro, (iii)"Seller Tax Returns" shall mean all Tax Returns for periods ending on, or before, the Closing Date with the exception of any returns to be filed by WaterPro or the Buyers as a result of an election under Section 338(g) of the Code or comparable provisions of state or local tax law with respect to WaterPro (the "Section 338 Election"), and (iv) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (a) Upon the Buyers' written request, the Sellers shall use all reasonable efforts to timely provide complete and accurate information and records as Buyers may reasonably request to enable the Buyers to (i) make a
Section 338 Election and (ii) prepare and file all related returns, reports and forms. Sellers shall not be required to make an election under Section 338(h)(10) of the Code (or any comparable election under state or local law). The Sellers will afford the Buyers full access to its records to permit the Buyers to satisfy itself as to the accuracy of such information. The Form 8594 and accompanying worksheet heretofore delivered to the Buyers is represented and warranted by the Sellers to accurately reflect the calculation of tax goodwill created by the acquisition of assets from A&P Water and Sewer Supplies, Inc. in 1991. The only adjustment to such tax goodwill since that time has been the addition of $200,000 of basis through an examination adjustment by the Internal Revenue Service.

                  (b) Sellers shall timely prepare and file with the appropriate authorities all Seller Tax Returns or amendments thereof (including, without limitation Federal change reports filed with states) for Federal and state income or franchise Taxes and WaterPro shall prepare and file all other Seller Tax Returns (including without limitation employment Tax, property Tax and sales Tax returns). Sellers shall promptly pay all Taxes due with respect to Sellers Tax Returns. Buyers or WaterPro shall timely prepare and file with the appropriate authorities all other Tax Returns or amendments thereof, and will pay all Taxes due with respect to such Tax Returns; provided that Sellers will promptly reimburse WaterPro for all Taxes paid by WaterPro or Buyers with respect to Tax Returns for a period which begins before and ends after the Closing Date to the extent such Taxes relate to the period prior to the Closing. In no event shall such reimbursement include any tax occasioned by a Section 338 Election. For any taxable period of WaterPro that includes (but does not end on) the Closing Date, Buyers and Sellers agree to file all Tax Returns on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

                  (c) Buyers and Sellers recognize that each of them may need access from time to time, after said Closing Date to certain Tax records and information held by Sellers and WaterPro to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyers and Sellers agree to use their best efforts to properly retain and maintain such records for a reasonable period of time and, upon written request, to provide records to the other party that such other party deems necessary or appropriate.

                  (d) Sellers hereby indemnify Buyers against all liability for Taxes due on Seller Tax Returns including, without limitation, any Taxes due as a result of examination adjustments made by the Internal Revenue Service or by the applicable state or local taxing authorities for such taxable years as finally determined. WaterPro and Buyers hereby indemnify Sellers against all liabilities for Taxes due on other Tax Returns, including, without limitation, all Taxes due as a result of examination adjustments; provided, however, that Sellers will promptly reimburse WaterPro for all Taxes so due with respect to any Tax Return for a period which begins before and ends after the Closing Date to the extent that such Taxes relate to the period prior to the Closing. In no event shall reimbursement include any Tax occasioned by a Section 338 Election.

                  (e) The Sellers shall have full responsibility for and control over (including the power to settle or litigate) any audit or other proceeding relating to a Seller Tax Return. If Buyers or WaterPro receives notice of the commencement of any such audit or proceeding it shall promptly inform Sellers thereof in writing. Any failure to promptly give such notice will relieve the Sellers of liability hereunder to the extent that such failure adversely affects the ability of the Sellers to defend their interests with respect thereto. The Buyers and WaterPro shall have full responsibility for, and control over (including the power to settle or litigate), any audit or other proceeding relating to any other Tax Return, except a Tax Return for a period beginning before and ending after the Closing Date. Buyers shall control the audit or other proceeding relating to a Tax Return for a period beginning before and ending after the Closing Date, but (i) shall keep Seller fully informed as to the progress of such audit or proceeding and (ii) shall settle such an audit or proceeding only with the written consent of the Sellers (which consent shall not be unreasonably withheld or delayed). If Sellers receive notice of the commencement of an audit or proceeding involving a Tax Return other than a Seller Tax Return, they shall promptly inform Buyers and WaterPro thereof in writing.

                  (f) Any refunds of Taxes of WaterPro for any taxable period ending on or before the Closing Date (or filed on that basis pursuant to Paragraph 9.5(b)), other than a refund attributable solely to a loss carry-back from a taxable period beginning on or after the Closing Date, shall be for the account of Sellers.

         9.6 Publicity. Prior to the Closing, none of Sellers, Buyers or any of their respective affiliates, representatives or agents shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the public without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any stock exchange to which a party is subject, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made. The parties hereto shall consult with one another and cooperate on the substance of any press releases concerning either the execution of this Agreement or the consummation of the transactions contemplated hereby to be disseminated to the public by the Sellers, Buyers or any of their affiliates, representatives or agents on or about the date of the execution of this Agreement or on the Closing Date, as the case may be.

         9.7 Guaranties. In the event that the Sellers do not receive the releases referred to in Section 6.6 hereof prior to Closing, the Buyers shall execute and deliver to the Sellers prior to Closing the indemnity agreement referred to in such Section.

         9.8 Accounts Receivable. The Buyers shall cause WaterPro to use its best efforts consistent with past practices to effect collection in the ordinary course of all Accounts Receivable reflected on the Closing Balance Sheet (including but not limited to the maintenance and assertion of all lien and bond rights). In the event that despite such best efforts, WaterPro has not fully collected such Accounts Receivable by the first anniversary of the Closing Date,


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

the Buyers may demand that the Sellers pay to WaterPro the uncollected amount of such Accounts Receivable by giving the Sellers a written demand for such payment, accompanied by full details and supporting documents for such claim, not later than fifteen (15) days following such first anniversary date. For the purpose of determining such uncollected Accounts Receivable under this Section, payments received by WaterPro from a customer after the Closing Date shall be applied to the oldest outstanding account first, unless the customer (otherwise than as a result of any action, suggestion or inducement by WaterPro or the Buyers) specifies the application of such payment to a different account. The Sellers shall have the right to review such demand and supporting documents. If the Sellers dispute the Buyers' demand, the Sellers shall give written notice of such dispute to the Buyers not later than fifteen (15) days after receiving such demand, setting forth in reasonable detail the reasons for the dispute. If the Sellers give no such notice within such fifteen-day period, the Buyers' demand shall be deemed correct and binding upon the parties with no need for further action on the part of any party. If the Sellers do give written notice of dispute to the Buyers within such fifteen-day period in accordance with the foregoing, the Sellers and the Buyers shall endeavor in good faith to reach agreement as to Buyers' demand within ten (10) days after the Buyers' receipt of the Sellers' notice of dispute. If the parties are unable to reach agreement within such ten-day period, the matter will be submitted by the parties to the Neutral Accountants, which firm will determine the amount of the payment, if any, to be made by the Sellers to the Buyers with respect to uncollected Accounts Receivable in accordance with the provisions of this Agreement. Such determination by the Neutral Accountants shall be final and binding upon the Buyers and the Sellers. The expense of retaining the Neutral Accountants for such purpose shall be borne 50% by the Buyers and 50% by the Sellers. Any such payment by the Sellers to the Buyers shall be made from the escrow account held pursuant to the Escrow Agreement, and, in the event of such a payment, the parties shall execute and deliver a joint instruction to the Escrow Agent not later than five (5) days following final determination of the payment to be made by the Sellers in accordance with this section, instructing the Escrow Agent to make such payment to the Buyers. In the event of such a payment, at the request of the Sellers, any uncollected Accounts Receivable which have given rise to such payment, together with any proceeds from any subsequent complete or partial collection thereof, shall be assigned and transferred to the Sellers. In addition, any amount collected or otherwise received after the Closing with respect to any account receivable of WaterPro which was written off prior to the Closing (and, accordingly, was not reflected on the Closing Balance Sheet) shall be for the account of the Sellers and such amounts shall be promptly paid to the Sellers.

         9.9 Listing of Customer Orders. Not later than ten (10) days after the date of this Agreement, the Sellers shall cause WaterPro to deliver to the Buyers a list of all open customer and vendor orders involving future payments of more than $100,000.

         9.10 Environmental Audit. Upon reasonable prior notice, the Sellers shall grant access to the Buyers prior to the Closing Date to real property owned by WaterPro for the purpose of conducting a Phase I environmental assessment, which assessment shall be done at the Buyers' election and at their sole cost.


10. Pre-Acquisition Notification. The parties hereto recognize that the transaction contemplated hereby is subject to the pre-merger notification requirements of the H-S-R Act, and each party agrees to file a properly prepared notification form with respect to this transaction under such Act, requesting early termination of the waiting period thereunder, as soon as possible, and, in connection therewith, the Sellers and the Buyers each hereby covenant and agree to use best efforts to obtain and preserve the termination of the waiting period under said Act. The Sellers agree to reimburse the Buyers for one-half ($22,500) of the H-S-R Act filing fee paid by the Buyers.


11. Entire Agreement; Assignability. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement may not be assigned by either of the parties hereto without the prior written consent of the other party hereto.


12. Injunctive Relief. The parties agree that their respective remedies at law for any breach or threatened breach of the provisions of this Agreement will be inadequate, and that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, including without limitation the sale by the Sellers and purchase by the Buyers of the Purchased Stock.


13. Amendment. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.


14. Interpretations; Headings. Where reference is made herein to the knowledge of the Sellers or to Sellers' knowledge, or words of similar import, such reference shall mean the actual knowledge of the present officers of the Sellers. Where reference is made herein to the term "material" with respect to WaterPro or the Buyers, such term shall mean material in relation to the financial condition or business of WaterPro or the Buyer (as the case may be) taken as a whole. Section headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.


15. Exhibits. The Exhibits and Schedules attached to and referred to in this Agreement are an integral part of this Agreement.


16. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns. The parties acknowledge and agree that there are no third party beneficiaries of this Agreement or of any other agreement between the parties contemplated hereby.


17. Notices, etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered (by hand or courier service) or mailed, first-class postage prepaid, addressed as follows:

         if to the Sellers:

                  Eastern Enterprises
                  9 Riverside Road
                  Weston, MA  02193
                  Attn:    Chief Executive Officer
                  with a copy to:   General Counsel


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

         if to the Buyers:

                  Edmundson International, Inc.
                  Consolidated Electrical Distributors, Inc.
                  31356 Via Colinas
                  Westlake Village, CA  91362-3915
                  Attn:    Chairman
                  with a copy to:       Bernard E. Lyons, Esq.
                                        Attorney at Law
                                        1516 Pontius Avenue
                                        Los Angeles, CA  90025

or to such other address of a party of which such party has given notice to the other parties pursuant to this Section 17.


18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of The Commonwealth of Massachusetts. Subject to Section 22, each party hereto agrees that all claims in any action or proceeding arising out of or related to this Agreement may be heard and determined in any Massachusetts state court or federal court sitting in The Commonwealth of Massachusetts.


19. Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.


20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


21. Obligations Joint and Several. All obligations and liabilities of the Sellers hereunder and under the Other Agreements are joint and several; and all obligations and liabilities of the Buyers hereunder and under the Other Agreements are joint and several.

22. Arbitration. Except as set forth in Section 1.4(d) and Section 9.8 with respect to matters to be resolved by the Neutral Accountants, if a dispute arises relating to this Agreement, it will be decided finally by three arbitrators in an arbitration proceeding conforming to the Commercial Arbitration Rules of the American Arbitration Association. Said arbitrators shall be appointed as follows: one by the Sellers, one by the Buyers and the third by said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. Said arbitration shall take place in Minneapolis, Minnesota, and the decision of a majority of said arbitrators shall be binding and final upon the parties, and their decision shall be enforceable as a judgment in a court of competent jurisdiction. If agreed to by the parties, the American Arbitration Association shall mediate the dispute between the parties prior to or at any time during arbitration. The cost of such arbitration or mediation, or arbitration and mediation, shall be borne 50% by the Buyers and 50% by the Sellers, except that each party shall pay the fees and disbursements of its attorneys and witnesses.


23. Reference is hereby made to the declaration of trust establishing Eastern Enterprises dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                           EASTERN ENTERPRISES


                           By:  /S/ J. Atwood Ives
                                ------------------------------------
                                Chairman and Chief Executive Officer



                           WATER PRODUCTS GROUP INCORPORATED


                           By:  /S/ Walter J. Flaherty
                                -----------------------------------
                                Vice President

                           EDMUNDSON INTERNATIONAL, INC.


                           By:  /S/ Keith W. Colburn
                                ----------------------------------
                                Chairman of the Board


                           CONSOLIDATED ELECTRICAL DISTRIBUTORS, INC.


                           By:  /S/ Keith W. Colburn
                                ----------------------------------
                                Chairman of the Board

List of omitted Schedules and other attachments:
- -----------------------------------------------

         Exhibit A--Form of Escrow Agreement Exhibit B--Form of Opinion of L. William Law, Jr. Exhibit C--Form of Opinion of Bernard E. Lyons
         Schedule 3.6--Financial Statements of WaterPro Schedule 3.8--List of certain tax matters Schedule 3.9--List of certain material contracts
         Schedule 3.10--List of employee benefit plans Schedule 3.11--List of certain intellectual property matters Schedule 3.12--List of owned and leased real property Schedule 3.14--List of certain litigation matters
         Schedule 3.17--List of certain environmental matters Schedule 3.19--List of insurance coverages Schedule 6.6--List of certain guaranties


Eastern Enterprises hereby agrees to furnish supplementally to the Commission a copy of any such omitted schedule or other attachment upon request.



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